UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2005


                                   ZANN CORP.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


            000-28519                                     76-0510754
     (Commission File Number)                 (IRS Employer Identification No.)


  1549 N. LEROY ST., SUITE D-200                            48430
        FENTON, MICHIGAN                                 (Zip Code)
  (principal executive offices)


                                 (810) 714-2978
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant  to  Rule 425 under the Securities Act

[_]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 3.02      UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On January 10, 2005, Zann Corp. (the "Registrant") issued a convertible debenture to MOCO Investments, Inc. in exchange for $100,000. The debenture is due in monthly installments of $1,000, beginning February 10, 2005, with a final payment due February 10, 2006, when the unpaid balance of principal and all accrued interest shall be due and payable. The debenture bears interest at the rate of 10 percent per annum. The holder may convert the Debenture into our preferred Series A stock at anytime during the year on a basis of one share of preferred Series A for each dollar outstanding on the conversion date. The $100,000 was used for working capital.

     Each share of the Registrant's Series A preferred stock is convertible into 10 fully paid and nonassessable shares of the Registrant's common stock. On all matters submitted to a vote of the holders of the Registrant's common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to one vote on such matters multiplied by the number of shares of the Series A preferred stock held by such holder at the record date for the determination of stockholders entitled to vote on such matters.

     The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as amended (the "Securities Act"). All of the investors took their securities for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act.

     In addition, there was no general solicitation or advertising for the purchase of the Registrant's shares. The securities were sold only to persons with whom the Registrant had a direct personal preexisting relationship, and after a thorough discussion. Finally, the Registrant's stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

     On May 16, 2005, the Registrant entered into an agreement with Marshall Richardson, an individual, whereby Marshall Richardson accepted 50,000 shares of the Registrant's Series B preferred stock in exchange for a convertible debenture dated April 1, 2003 for 180,000 shares at 12 percent with a conversion date of April 1, 2005 (the "Convertible Debenture"). Marshall Richardson received the Convertible Debenture on April 1, 2003, in exchange for the promissory note for $25,000 in favor of Marshall Richardson, executed by the Registrant on or about June of 2002.

     The shares were issued to Marshall Richardson in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act. Marshall Richardson took his securities for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act.

     In addition, there was no general solicitation or advertising for the purchase of the Registrant's shares. The securities were sold only to persons with whom the Registrant had a direct personal preexisting relationship, and after a thorough discussion. Finally, the Registrant's stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

     Each share of the Series B preferred stock is convertible into one share of the Registrant's common stock. On all matters submitted to a vote of the holders of the Registrant's common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder. The shares of the Series B preferred stock rank superior to the shares of the Registrant's common stock, and to the shares of all other series of the Registrant's preferred stock.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  June  1,  2005.

                                             ZANN  CORP.


                                             By /s/Robert C. Simpson
                                               --------------------------------
                                               Robert C. Simpson, President


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